SALES CONSULTING AGREEMENT

     This Agreement made this 25th day of February, 2000, by and between Intelliworxx, Inc., a corporation incorporated under the laws of the State of Florida, having its principal place of business at 1819 Main Street, Eleventh Floor, Sarasota, Florida 34236 ("Manufacturer"), and Sky-E.Com, a Consultant having his principal place of business at 17300 17th Street, Suite J-1 17, Tustin, CA 92680 ("Consultant"), as follows:

I    Definitions

A) Products: Products shall include all products and services associated with the Company's In-Flight Entertainment efforts.

B) Territory: Consultant's territory shall be as given in Exhibit A.

2.   Appointment and Acceptance

     Manufacturer appoints Consultant as its representative to promote the sale of its Products in the Territory and Consultant accepts the appointment and agrees to promote the sale of the Manufacturer's Products. All such promotions and sales shall be subject to the terms and conditions established by the Manufacturer or as mutually agreed.

3.   Term

     The term of this Agreement shall be Two (2) Years and shall automatically renew in one year increments, unless otherwise terminated per conditions in provision 7.

4.   Compensation

     For the services performed under this Agreement, the Consultant shall be compensated as shown in Exhibit B.

5. Terms of Sale

A. All sales shall be at prices and upon terms established by Manufacturer or as mutually agreed, and it shall have the right, in its discretion, from time to time, to establish, change, alter or amend prices and other terms and conditions of sale with thirty (30) days prior written notice to Consultant. Consultant shall not accept orders in the Manufacturer's name or make price quotations or delivery promises without the Manufacturer's prior approval.

B. All orders for Manufacturer's Products and all inquiries concerning orders for Products and services by Consultant shall be directed to:

                               Intelliworxx, Inc.
                                 Eleventh Floor
                                1819 Main Street
                               Sarasota, FL 34236
                                 (941) 365-7790
                               (941) 365-1204 Fax
                              www.Intelliworxx.com

C. Manufacturer reserves the right to delete existing Products and services upon not less than sixty (60) days prior written notice.

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D.   Manufacturer  further  reserves the right to modify the  specifications  of
     Intelliworxx Products at any time without prior notice to Consultant. Consultant will receive written notice at least thirty (30) days prior to implementation of any modification that degrades functionality of Product.

6. Duty of Consultant

A. During the term of this Agreement the Consultant agrees that it shall refrain from representing any firm directly or indirectly in competition with the Manufacturer without express written consent from the Manufacturer. The Consultant shall further refrain from delivering to any such firm or agent, servant or employee thereof, any Product information, drawings, technical or sales information, market data, or any other similar proprietary information which the Consultant may obtain from the
     Manufacturer during the course of the performance of the duties as established hereunder. Consultant shall maintain a sales office in the territory and devote such time as may be reasonably necessary to sell and promote Manufacturer's Products and services within the territory. Consultant will conduct all of its business in its own name and in such manner as it may see fit, pay all expenses whatever of its office and activities, and be responsible for the acts and expenses of its employees. Certain sales expenses, if approved by Manufacturer, may be reimbursed to Consultant.

B. Consultant shall ensure that the name INTELLIWORXX, and any of its designated logos and/or trademarks are included, by mutual agreement in all Product packaging, and upon any and all literature, advertisements, marketing materials, or other promotions associated with the manufacturer's Product.

C. Nothing in this Agreement shall be construed to constitute Consultant as the partner, employee or agent of the Manufacturer nor shall either party have any authority to bind the other in any respect, it being intended that each shall remain an independent contractor responsible only for its own actions.

D. Consultant shall not, without Manufacturer's prior written approval, alter, enlarge, or limit orders, make representations or guarantees concerning Manufacturer's Products or accept the return of, or make any allowance for such Products.

E. Consultant shall abide by Manufacturer's policies and communicate same to Manufacturer's customers.

F. Consultant shall execute Manufacturer Non-Disclosure Agreement and provide same as an attachment to this Agreement.

G. Consultant shall provide Manufacturer, every month, a projection of orders for Manufacturer's Products for the next three (3) months, and an Activity Report that summarizes sales activity in the previous month.

H.   Consultant  shall submit to Manufacturer  for approval no later than ninety
     (90) days prior to the expiration of the term of this Agreement, as it may be extended, a proposed Consultant Business Plan for the next twelve (12) month period during which this Agreement may be in effect.

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7. Service by Manufacturer

A. Manufacturer shall provide, in such form and on such terms and conditions and in such amount, as Manufacturer deemed appropriate, the following services:

     1.   technical and sales support assistance;

     2.   information on application of the INTELLIWORXX Products;

     3.   materials for promotional efforts;

     4.   marketing support.

B. Manufacturer agrees that Consultant has the exclusive right to sell Manufacturer's products in the in-flight entertainment, the cruise ship, the passenger ferry and the passenger train market segments.

C. Manufacturer shall furnish Consultant, at no expense to Consultant, catalogs, literature, and any other material necessary for the proper promotion and sale of its Products in the territory. Any literature that is not used or other equipment belonging to Manufacturer shall be returned to the Manufacturer at its request.

D. Manufacturer will keep Consultant fully informed about sales and promotional policies and programs affecting the Consultant's territory, and provide qualified territorial sales leads received through Manufacturer promotional efforts.

8. Termination

     Manufacturer may terminate Agreement for material breach by Consultant, upon not less than thirty (30) days prior written notice, sent certified or registered mail to the principal place of business of the Consultant.

A. Upon the effective date of termination as stated in termination notice, the Consultant shall

     1. Cease soliciting new customers in the name of the Manufacturer or otherwise presenting itself to be an authorized representative of the Manufacturer;

     2. Return all property belonging to the Manufacturer, including samples, catalogs, literature, customer lists or any other information in writing imparted to the Consultant by the Manufacturer or its agents;

     3. Furnish a list of all customers together with a statement as to all pending opportunities.

B. Upon the effective date of termination, and after completion of requirements in paragraph A, the Consultant shall be entitled to compensation on all qualified orders for which payment is received within one hundred twenty (120) days of the effective date of termination.

C. Compensation referred to in this provision shall be paid on or before the twenty-eighth (28) day of the month following the month in which the Manufacturer receives payment for the orders.
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D.   Either party may at any time terminate this Agreement immediately by giving a written notice to the other party if insolvency or bankruptcy or similar proceedings are instituted by or against the other party or if a receiver is appointed for the other party.

E. This Agreement maybe terminated immediately by mutual agreement to allow Consultant and Manufacturer to revise the relationship.

9.  Disputes

     The parties agree that any controversy, which may arise from the application of this Agreement, shall be resolved in accordance with the rules of the American Arbitration Association then in force, and that the arbitration hearing shall be held in Florida. If the parties cannot agree upon an arbitrator within ten (10) days after demand by either of them, either or both parties may request the American Arbitration Association to name a panel of five (5) arbitrators. The Consultant shall strike the names of two (2) on this list, the Manufacturer shall then strike two (2) names, and the remaining name shall be the arbitrator.

     The decision of the arbitrator shall be final and binding upon the parties both as to law and to fact, and shall not be appealable to any court in any jurisdiction. The expenses of the arbitrator shall be shared equally by the parties, unless the arbitrator determines that the expenses shall be otherwise assessed.

10. Construction of Agreement

     This Agreement shall be construed according to the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 25th day of February, 2000.


 ATTEST: Intelliworxx, Inc.                ATTEST: Sky-E.com, Inc

 By: /s/ Kevin B. Rogers                   By: /s/ Mark Wheeler
     Kevin B. Rogers, President & CEO          Mark Wheeler, President & CEO




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